Exhibit 77Q1(e) – Copies of any new or amended Registrant investment advisory contracts

The following documents are included in Registrant’s Post-Effective Amendment to the Registration Statement on Form N-1A, Accession No. 0001193125-15-162660 filed on April 30, 2015, and incorporated by reference herein:

Exhibit (d)(1)(b) - Schedule A to the Investment Management Agreement

Exhibit (d)(13) - Subadvisory Agreement between LIAC and Dimensional Fund Advisors LP

Exhibit (d)(18) - Subadvisory Agreement between LIAC and Ivy Investment Management Company

Exhibit (d)(32) - Subadvisory Agreement between LIAC and Jackson Square Partners, LLC